EXHIBIT 3.2








                           SECOND AMENDED AND RESTATED

                               OPERATING AGREEMENT

                                       OF

                         MACRO SECURITIES DEPOSITOR, LLC

                     (a Delaware Limited Liability Company)

                                       by

                                MACROMARKETS LLC

                                       and

                              CLAYMORE GROUP INC.,

                                   as Members

                           dated as of October 1, 2006




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                                TABLE OF CONTENTS

                                                                                                               Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1       Definitions.....................................................................................2

                                   ARTICLE II

                             ORGANIZATIONAL MATTERS

Section 2.1       Formation.......................................................................................5

Section 2.2       Name............................................................................................6

Section 2.3       Principal Place of Business.....................................................................6

Section 2.4       Registered Office in Delaware...................................................................6

Section 2.5       Registered Agent................................................................................6

Section 2.6       Purposes and Powers.............................................................................6

Section 2.7       Filings.........................................................................................7

Section 2.8       Conduct of Business.............................................................................7

Section 2.9       Tax Reporting and Characterization..............................................................9

Section 2.10      Term............................................................................................9

                                   ARTICLE III

                                   THE MEMBERS

Section 3.1       The Members....................................................................................10

Section 3.2       Powers of Members..............................................................................10

Section 3.3       Limited Liability of the Members...............................................................10

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                                   ARTICLE IV

                           MANAGEMENT OF THE COMPANY;
                         THE BOARD OF MANAGERS; OFFICERS

Section 4.1       General Management of the Company..............................................................10

Section 4.2       Appointment and Term...........................................................................10

Section 4.3       Number.........................................................................................10

Section 4.4       Procedure for Action by the Board..............................................................11

                  (a)      Voting................................................................................11

                  (b)      Actions Requiring Unanimous Consent...................................................11

                  (c)      Place of Meetings.....................................................................11

                  (d)      Annual Meetings.......................................................................11

                  (e)      Special Meetings......................................................................11

                  (f)      Quorum................................................................................12

                  (g)      Participation in Meetings by Conference Telephone.....................................12

                  (h)      Waiver of Notice......................................................................12

                  (i)      Adjournment...........................................................................12

                  (j)      Action Without Meeting................................................................12

Section 4.5       Power to Bind Company..........................................................................12

Section 4.6       Restrictions on the Power of the Managers......................................................12

Section 4.7       Obligations of the Managers....................................................................13

Section 4.8       Liability of Managers..........................................................................14

Section 4.9       Resignation....................................................................................14

Section 4.10      Removal of Managers............................................................................14

Section 4.11      Filling of Vacancies...........................................................................14

Section 4.12      Managers' Compensation.........................................................................14

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                                       ii
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
Section 4.13      Officers.......................................................................................14

                  (a)      Appointment of Officers...............................................................14

                  (b)      Powers................................................................................14

                  (c)      Removal and Filling of Vacancy of Officers............................................14

                  (d)      Liability of Officers.................................................................14

Section 4.14      Tax Matters Partner............................................................................15

Section 4.15      Duty of Care of Managers and Officers..........................................................15

Section 4.16      Appointment of Committees......................................................................15

                                    ARTICLE V

                       CAPITAL STRUCTURE AND CONTRIBUTIONS

Section 5.1       Capital Structure..............................................................................15

Section 5.2       Capital Contributions..........................................................................15

Section 5.3       Capital Accounts...............................................................................16

Section 5.4       Additional Financing...........................................................................16

                                   ARTICLE VI

                        PROFITS AND LOSSES; DISTRIBUTIONS

Section 6.1       Basic Allocations..............................................................................16

Section 6.2       Regulatory Allocations.........................................................................16

Section 6.3       Allocations Upon Transfer or Admission.........................................................17

Section 6.4       Distributions..................................................................................17

                                   ARTICLE VII

                             ACCOUNTING AND RECORDS

Section 7.1       Books and Records..............................................................................18

Section 7.2       Delivery to Member and Inspection..............................................................18

Section 7.3       Bank Accounts..................................................................................18
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                                       iii
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                                  ARTICLE VIII

                    EXCULPATION; LIABILITIES: INDEMNIFICATION

Section 8.1       Exculpation....................................................................................18

Section 8.2       Liabilities: Indemnification...................................................................18

Section 8.3       Amendments: Indemnification....................................................................20

Section 8.4       Insurance......................................................................................20

                                   ARTICLE IX

                           DISSOLUTION AND WINDING UP

Section 9.1       Dissolution of the Company.....................................................................20

Section 9.2       Certificate of Cancellation....................................................................20

Section 9.3       Winding Up.....................................................................................21

Section 9.4       Order of Payment of Liabilities Upon Dissolution...............................................21

                                    ARTICLE X

                                  MISCELLANEOUS

Section 10.1      Amendments.....................................................................................22

Section 10.2      Assignments; Additional Members................................................................22

Section 10.3      Severability...................................................................................22

Section 10.4      Successors and Assigns.........................................................................23

Section 10.5      Limited Liability Company......................................................................23

Section 10.6      Benefits of Agreement; No Third-Party Rights...................................................23

Section 10.7      Headings.......................................................................................23

Section 10.8      Governing Law..................................................................................23

Section 10.9      Counterparts...................................................................................23
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                                       iv
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                          SECOND AMENDED AND RESTATED


                              OPERATING AGREEMENT

                                      OF

                        MACRO Securities Depositor, LLC

                    (A Delaware Limited Liability Company)


         This Second Amended and Restated Operating Agreement, (as further amended, supplemented or otherwise modified and in effect from time to time, the "Agreement") of MACRO Securities Depositor, LLC, a Delaware limited liability company (the "Company"), is made as of this 1st day of October, 2006 by MacroMarkets LLC, a Delaware limited liability company ("MM") and Claymore Group Inc. ("Claymore"), as the only members of the Company (each, together with its successors and assigns, a "Member").


                                    RECITALS


         WHEREAS, MM formed the Company as a limited liability company under the laws of Delaware pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C. ss. 18-101, et seq. (as amended and in effect from time to time, and any successor statute, the "Act"); and

         WHEREAS, a Certificate of Formation (as such certificate may be amended from time to time, the "Certificate of Formation") was filed with the Secretary of State of the State of Delaware; and

         WHEREAS, MM provided for the management of the business and affairs of the Company by executing an operating agreement governing the conduct of such management and affairs on April 28, 2004 (the "Original Operating Agreement"); and

         WHEREAS, MM amended and restated the Original Operating Agreement on April 7, 2006 (the "Amended and Restated Operating Agreement"); and

         WHEREAS, pursuant to Section 5 of that certain agreement between Claymore and MM dated as of June 28, 2006 (the "Distribution Agreement"), Claymore purchased 50% of the equity of the Company and thereby became a member of the Company; and

         WHEREAS, pursuant to Section 5 of the Distribution Agreement, MM agreed to cause the Company's Operating Agreement to be amended to provide that MM and Claymore have equal management and membership rights in the Company; and

         WHEREAS, the Members desire to further amend and restate the Amended and Restated Operating Agreement in accordance with the Distribution Agreement.

         NOW, THEREFORE, the Members by this Agreement amend and restate in whole the operating agreement for the Company under the laws of the State of Delaware upon the terms and subject to the conditions of this Agreement.

                                  ARTICLE I

                                  DEFINITIONS

         Section 1.1 Definitions. Whenever used in this Agreement, capitalized terms will have the meanings assigned to them herein. All references herein to "this Agreement" are to this Operating Agreement as amended, supplemented or otherwise modified and in effect from time to time, and all references herein to Articles, Sections and subsections are to Articles, Sections and subsections of this Agreement unless otherwise specified.

         "Act" has the meaning set forth in the recitals.

         "Adjusted Capital Account" means, for each Member, such Member's Capital Account balance increased by such Member's share of "minimum gain" and of "partner nonrecourse debt minimum gain" (as determined pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), respectively).

         "Affiliate" means, in respect of any specified Person, any other Person that directly or indirectly controls, is controlled by or is under direct or indirect common control with the specified Person. For purposes of this Agreement, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

         "Agreement" has the meaning set forth in the preamble hereto.

         "Board of Managers" has the meaning set forth in Section 4.1.

         "Capital Account" means a separate account maintained for each Member and adjusted in accordance with Treasury Regulations under Section 704 of the Code. To the extent consistent with such Treasury Regulations, the adjustments to such accounts shall include the following:


                  (i) There shall be credited to each Member's Capital Account the amount of any cash (which shall not include imputed or actual interest on any deferred contributions) actually contributed by such Member to the capital of the Company, the fair market value (without regard to Code Section 7701(g)) of any property contributed by such Member to the capital of the Company, the amount of liabilities of the Company assumed by the Member or to which property distributed to the Member was subject and such Member's share of the Net Profits of the Company and of any items in the nature of income or gain separately allocated to the Members; and there shall be charged against each Member's Capital Account the amount of all cash distributions to such Member, the fair market value (without regard to Code Section 7701(g)) of any property distributed to such Member by the Company, the amount of liabilities of the Member assumed by the Company or to which property contributed by the Member to the Company was subject and such Member's share of the Net Losses of the Company and of any items in the nature of losses or deductions separately allocated to the Members.

                  (ii) If the Company at any time distributes any of its assets in-kind to any Member, the Capital Account of each Member shall be adjusted to account for that Member's allocable share of the Net Profits, Net Losses or items thereof that would be realized by the Company if it sold the assets that were distributed at their respective fair market values (taking Code Section 7701(g) into account) immediately prior to their distribution.

                  (iii) If elected by the Company, at any time specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), the Capital Account balance of each Member shall be adjusted to the extent provided under such Treasury Regulation to reflect the Member's allocable share (as determined under Article V) of the items of Net Profits or Net Losses that would be realized by the Company if it sold all of its property at its fair market value (taking Code Section 7701(g) into account) on the day of the adjustment.

                  (iv) In the event any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

         "Capital Contribution" means the total value of cash and the agreed fair market value of other property (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to pursuant to Code Section 752) contributed by the Member to the Company pursuant to this Agreement.

         "Carrying Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes; provided, however, that (i) the initial Carrying Value of any asset contributed to the Company shall be adjusted to equal its gross fair market value at the time of its contribution and (ii) the Carrying Values of all assets held by the Company shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account) upon an adjustment to the Capital Accounts of the Members described in paragraph (iii) of the definition of "Capital Account." The Carrying Value of any asset whose Carrying Value was adjusted pursuant to the preceding sentence thereafter shall be adjusted in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

         "Certificate of Formation" has the meaning set forth in the recitals.

         "Certificates" has the meaning set forth in Section 2.6(a)(v).

         "Claymore" has the meaning set forth in the preamble hereto.

         "Code" means the Internal Revenue Code of 1986, as amended (or any successor law).

         "Company" has the meaning set forth in the preamble hereto.

         "control" has the meaning set forth in the definition of the term "Affiliate" above.

         "Damages" has the meaning set forth in Section 8.2(a).

         "Eligible Investment" has the meaning set forth in Section 2.6(a)(ii).

         "Fiscal Year" means the Company's fiscal year, which shall be the calendar year, or such other period designated by the Member as may be required or allowed by the Code, except that the initial fiscal year will commence on the filing of the Certificate of Formation in the office of the Secretary of State of the State of Delaware and will end as required pursuant to the Code.



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         "General Assets" has the meaning set forth in Section 2.8(a)(i).

         "Indemnified Party" has the meaning set forth in Section 8.2(a).

         "Manager" or "manager" has the meaning set forth in Section 4.2.

         "Member" has the meaning set forth in the preamble hereto.

         "MM" has the meaning set forth in the preamble hereto.

         "Net Profits" and "Net Losses" mean the taxable income or loss, as the case may be, for a period as determined in accordance with Code Section 703(a) computed with the following adjustments:


                  (i) Items of gain, loss, and deduction shall be computed based upon the Carrying Values of the Company 's assets (in accordance with Treasury Regulation Sections 1.704(b)(2)(iv)(g) and/or 1.704-3(d)) rather than upon the assets' adjusted bases for federal income tax purposes;

                  (ii) Any tax-exempt income received by the Company shall be included as an item of gross income;

                  (iii) The amount of any adjustments to the Carrying Values of any assets of the Company pursuant to Code Section 743 shall not be taken into account;

                  (iv)     Any expenditure of the Company described in Code
                           Section 705(a)(2)(B) (including any expenditures treated as being described in Section 705(a)(2)(B) pursuant to Treasury Regulations under Code Section 704(b)) shall be treated as a deductible expense;

                  (v) The amount of items of income, gain, loss or deduction specially allocated to any Members pursuant to Section 5.4 shall not be included in the computation; and


                  (vi) The amount of any items of Net Profits or Net Losses deemed realized pursuant to paragraphs (ii) and (iii) of the definition of "Capital Account" shall be included in the computation.

         "Notes" has the meaning set forth in Section 2.6(a)(v).

         "Percentage Interest" means, with respect to any Member, a fraction, expressed as a percentage, equal to such Member's (or its predecessor's) equity ownership interest in the Company.

         "Person" means a legal person, including any individual, corporation, estate, partnership (limited or general), joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Secretary of State" means the Secretary of State of the State of Delaware.

         "Security" has the meaning set forth in Section 2.6(a)(v).

         "Securitization Documents" have the meaning set forth in Section 2.6(a)(v).

         "Securitization Trusts" have the meaning set forth in Section
2.6(a)(v).

         "Service Provider Contracts" have the meaning set forth in Section 2.6(a)(vii).

         "Target Balance" means, for each Member at any point in time, either
(i) a positive amount equal to the net amount, if any, the Member would be entitled to receive or (ii) a negative amount equal to the net amount the Member would be required to pay or contribute to the Company or to any third party, assuming, in each case, that (A) the Company sold all of its assets for an aggregate sale price equal to their aggregate Carrying Value (assuming for this purpose only that the Carrying Value of any asset that secures a liability that is treated as "nonrecourse" for purposes of Treasury Regulation Section 1.1001-2 is no less than the amount of such liability that is allocated to such asset in accordance with Treasury Regulation Section 1.704-2(d)(2)); (B) all liabilities of the Company were paid in accordance with their terms from the amounts specified in clause (A) of this sentence; (C) any Member that was obligated to contribute any amount to the Company pursuant to this Agreement or otherwise (including the amount a Member would be obligated to pay to any third party pursuant to the terms of any liability or pursuant to any guaranty, indemnity or similar ancillary agreement or arrangement entered into in connection with any liability of the Company) contributed such amount to the Company; (D) all liabilities of the Company that were not completely repaid pursuant to clause
(B) of this sentence were paid in accordance with their terms from the amounts specified in clause (C) of this sentence; and (E) the balance, if any, of any amounts held by the Company were distributed in accordance with Section 6.2(a) hereof.

         "Tax Matters Partner" shall have the meaning provided in Section 4.14.

         "Transfer Agreements" has the meaning set forth in Section 2.6(a)(iv).

         "Securitization Trusts" has the meaning set forth in Section
2.6(a)(iv).


                                  ARTICLE II

                            ORGANIZATIONAL MATTERS

         Section 2.1 Formation. Lynn Buckley has caused the Certificate of Formation attached hereto as Exhibit A to be executed, delivered and filed with the Secretary of State of the State of Delaware. Lynn Buckley is hereby designated as an "authorized person" within the meaning of the Act and such filing is hereby approved and ratified in all respects. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, each Member, each Manager and each officer of the Company identified herein at the time of such formation or at any time thereafter in accordance with this Agreement, will be designated as an "authorized person" and each will continue as a designated "authorized person" with the meaning of the Act. Any Member, any Manager or any officer of the Company, as an authorized person within the meaning of the Act, may execute, deliver and file, or cause the execution, delivery and filing of, all certificates (and any amendments and/or restatements thereof) required or permitted by the Act to be filed with the Secretary of State of the State of Delaware. Any Member, any Manager or any officer of the Company may execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member is different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the fullest extent permitted by the Act, control.

         Section 2.2 Name. The name of the limited liability company will be "MACRO Securities Depositor, LLC." The business of the Company will be carried on in such name with variations and changes as the Board of Managers will determine or deem necessary to comply with requirements of the jurisdictions in which the Company's operations are conducted.

         Section 2.3 Principal Place of Business. The principal place of business of the Company, and the place where its books and records will be kept, will be 130 Seventh Avenue, Suite 113, New York New York 10011, or such other place or places as the Board of Managers may from time to time designate.

         Section 2.4 Registered Office in Delaware. The registered office of the Company in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle.

         Section 2.5 Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle.

         Section 2.6 Purposes and Powers. (a) The purposes of the Company are:

                   (i) to create, acquire, develop, refine, finance, market, promote, license, sell, act as issuer for, or provide services or products relating to, the synthetic securitization of macro-economic interests;

                   (ii) to acquire from time to time all right, title and interest in and to securities and other investment instruments (the "Eligible Investments") including but not limited to obligations of the United States and United States government agencies, certificates of deposit, corporate or other debt obligations, commercial paper, time deposits, bankers acceptances, repurchase agreements and guaranteed investment contracts;

                   (iii) to acquire, own, hold, service, sell, assign, pledge and otherwise deal with the Eligible Investments and any proceeds or rights associated with the Eligible Investments;

                   (iv) to authorize, issue, acquire, purchase, sell and deliver one or more series or classes of bonds, notes or other evidences of indebtedness (the "Notes") or certificates (the "Certificates") or other securities (collectively, the "Securities") secured or collateralized by, or representing an interest in, one or more pools of Eligible Investments, provided that holders of such Securities will have no recourse to the Company for any obligations other than the Eligible Investments that secure, collateralize, or have interests represented by, such Securities;

                   (v) to form trusts which will issue the Securities (the "Securitization Trusts") and to act as depositor therefor and enter into, and assume and perform specified obligations under, trust agreements, indentures, pooling agreements and other contracts which will govern the activities of the Securitization Trusts (the "Securitization Documents");

                   (vi) to transfer Eligible Investments or interests therein to the Securitization Trusts pursuant to one or more transfer agreements, sale agreements, trust agreements, pooling




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


         agreements or other agreements (the "Transfer Agreements") to be entered into by and among, among others, the Company, the Persons named therein and any entity acting as trustee of the Eligible Investments;

                   (vii) to enter into, and assume specified rights and obligations under, agreements among the Securitization Trusts and various licensors, trustees and third-party service providers (the "Service Provider Contracts");

                   (viii) to file registration statements with the Securities and Exchange Commission for the Securities issued by the Securitization Trusts, to act as the issuer with respect to such public issuances, and to act as the issuer in transactions exempt from registration under the Securities Act of 1933;

                   (ix) to enter into hedging agreements to reduce the interest rate risk of funding Eligible Investments and other financial assets of the Company and of trusts which purchase or fund Eligible Investments; and

                   (x) to engage in any or all lawful activities for which limited liability companies may be organized under the Act and which the Board of Managers may deem to be in the best interests of the Company, and to do all other things deemed by the Board of Managers to be necessary or desirable in connection with any of the Company's businesses.

         (b) The Company shall have all powers available under the Act which are necessary or desirable to accomplish the aforesaid purposes.

         (c) The Company, by or through any Manager or any officer of the Company on behalf of the Company, may enter into and perform the Securitization Documents, the Transfer Agreements, the Service Provider Contracts and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization will not be deemed a restriction on the powers of any Manager or any officer of the Company to enter into other agreements on behalf of the Company.

         Section 2.7 Filings. The Members shall execute such instruments, certificates, notices and documents, and shall do or cause to be done all such filings, recordings, publications and other acts, as may be necessary or appropriate from time to time to comply with all applicable requirements for the formation and operation and, when appropriate, termination of a limited liability company in the State of Delaware.

         Section 2.8 Conduct of Business. (a) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Company will not do any of the following:

                   (i) create, incur or assume any indebtedness or issue any security or sell or transfer any assets (including the Eligible Investments) or any interests in such assets to a

         Securitization Trust or other Person which issues a security in respect of any such assets unless any such indebtedness or security
         (A) has no recourse to any assets of the Company other than the assets to which such indebtedness or security relates, and (B) does not constitute a claim against the Company if cash flow from the assets securing or collateralizing such indebtedness or security is insufficient to repay the debt, and in the event such indebtedness or security is deemed to constitute a claim against the other assets securing or collateralizing any other indebtedness or security of the Company, or against any assets which have been pledged, assigned, conveyed or purported to be conveyed to another Person, such claim will be subordinate to the claims of such other indebtedness or security to which those assets relates or of such other Person; or

                   (ii) create, incur or assume any indebtedness or issue any security, or sell or transfer any assets (including the Eligible Investments) or any interests in such assets to a Securitization Trust or other Person which issues a security in respect of any such assets unless the debt holders or transferees (A) agree or are deemed to have agreed that the debt, liabilities and obligations incurred, contracted for or otherwise existing with respect to such indebtedness or transfer will be enforceable against the assets securing or collateralizing such indebtedness or security and not against the assets of the Company securing or collateralizing any other indebtedness or security of the Company, and (B) agree or are deemed to have agreed that to the extent such debt holders or transferees are deemed to have any interest in any assets collateralizing or securing any other indebtedness or security of the Company, their interest in those assets will be subordinate to claims or rights of such other debt holders and transferees to those assets and, further, that such agreement will constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.

         (b) The Company will at all times:

                   (i) maintain its existence as a limited liability company and remain in good standing under the laws of the State of Delaware;

                   (ii) observe all limited liability company procedures required by this Agreement and such others, if any, as may be from time to time required by the Act;

                   (iii) ensure that (x) the business and affairs of the Company are at all times managed by or under the direction of the Board of Managers, (y) the Board of Managers will have duly authorized all actions requiring such authorization and, (z) when required by law or by this Agreement, the Company will have obtained the proper authorization for action from its Members;

                   (iv) maintain the Company's books, financial statements, accounting records and other limited liability company documents and records separate from those of the Members, any Affiliate thereof or any other entity;

                   (v) not commingle the Company assets with those of the Members or any Affiliate thereof and not hold itself out as being liable for the debts of another;

                   (vi) maintain its bank accounts, books of account and payroll (if any) separate from those of its Affiliates, the Members or any of the Members' Affiliates or any other Person or entity; and ensure that its funds and other assets will at all times be readily distinguishable from the funds and other assets of its Affiliates, the Members and any of the Members' Affiliates or any other Person or entity;

                   (vii) act solely in its own name and through its own managers and agents so as not to mislead others as to its identity or the identity of any Affiliate and correct any known misunderstanding regarding its separate identity, and conduct all oral and written communications of the Company, including without limitation letters, invoices, contracts, statements and applications solely in the name of the Company;

                   (viii) separately manage its liabilities from those of the Members or any of their Affiliates and pay its own liabilities, including all administrative expenses, from its own separate assets, provided that any Members or any Affiliate thereof may pay certain of the organizational costs of the Company, and the Company will reimburse the Members or any such Affiliate for its allocable portion of shared expenses paid by the Members or such Affiliate, and provided, further, that any Members may pay fees and expenses and indemnify parties pursuant to Section 2.8(d);

                   (ix) at all times maintain an arm's length relationship with any Affiliates;

                   (x) have a sufficient number of Managers and any other authorized agents to manage its operations; and

                   (xi) maintain adequate capital in light of its contemplated business operations.

         (c) The Company will not assume the liabilities of any Member or any Affiliate thereof, and will not guarantee the liabilities of any Member or any Affiliate thereof, provided however, that this Section 2.8(c) will not prevent
Section 8.2 herein to apply.

         (d) Notwithstanding any provision in this Agreement to the contrary, any Member, in its own capacity, or any Affiliate of a Member, (i) may pay fees and expenses of and indemnify trustees relating to the Trusts and (ii) may indemnify any underwriter, placement agent, initial purchaser for resale or other Person performing similar functions in connection with the issuance of any Securities.

         Section 2.9 Tax Reporting and Characterization. It is the Members' express intention that the Company be treated as a partnership for purposes of federal, state and local income tax laws, and the Tax Matters Partner is expressly authorized to make any election it deems necessary or appropriate to effect or maintain such treatment.

         Section 2.10 Term. Unless terminated in accordance with this Agreement and the Act, the Company will have perpetual existence. The existence of the Company as a separate legal entity will continue until cancellation of the Certificate of Formation as provided in the Act.

                                 ARTICLE III

                                  THE MEMBERS

         Section 3.1 The Members. The names and addresses of the Members and their initial Percentage Interests are as follows:


                  Member                             Percentage Interest
                  ------                             --------------------
                  MacroMarkets LLC                            50%
                  Claymore Group Inc.                         50%

         Section 3.2 Powers of Members. The Members (acting in their capacity as such) will have the authority to take all actions specifically enumerated in the Certificate of Formation or this Agreement.

         Section 3.3 Limited Liability of the Members. Except as required under the Act or as expressly set forth in this Agreement, all debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, will be solely the debts, obligations and liabilities of the Company, and no Member will be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.



                                  ARTICLE IV

                          MANAGEMENT OF THE COMPANY;
                        THE BOARD OF MANAGERS; OFFICERS

         Section 4.1 General Management of the Company. Subject to such matters which are expressly reserved hereunder or under the Act to the Members for decision, the business, properties and affairs of the Company will be managed by a board of managers (the "Board of Managers") which, without limiting the generality of the foregoing, will have the power to appoint officers of the Company, to appoint and direct agents, to grant general or limited authority to officers, employees and agents of the Company, and to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Company.

         Section 4.2 Appointment and Term. The Members will be entitled to appoint from time to time persons to serve as the managers (each, a "Manager") on the Board of Managers. Managers will serve until their respective successors are appointed by the Members, as provided under Section 4.11 herein, or until their earlier death, disability, resignation, retirement or removal, pursuant to Section 4.10 herein. Each Manager is hereby designated as a "manager" of the Company within the meaning of Section 18-101(10) of the Act.

         Section 4.3 Number. The Board of Managers will consist of four individuals, two of which shall be designated by MM and two of which shall be designated by Claymore or their assigns, as applicable, pursuant to Section
10.2 herein. As of the date hereof, the Managers will be:

                           MM appointees:          Samuel Masucci, III
                                                   Robert Tull

                           Claymore appointees:    Steve Hill
                                                   Nicholas Dalmaso

         Section 4.4 Procedure for Action by the Board.

         (a) Voting. Any action permitted or required to be taken by the Board of Managers may be taken by a simple majority of the members of the Board of Managers except for actions that require unanimous consent of the members of the Board of Directors pursuant to Section 4.4(b); provided, however, that the Board of Managers may delegate the day-to-day management of the Company to an individual or entity which may or may not be a Manager. Each Manager has the right to one vote. Each Manager not only has the right to his own vote, but may vote by proxy for one other Manager.

         (b) Actions Requiring Unanimous Consent. Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Members, the Board of Managers or any Person on behalf of the Company, neither the Company, the Members, the Board of Managers nor any other Person on behalf of the Company will, without the written consent of 100% of the Members, do any of the following:

(i) dissolve or liquidate, in whole or in part, consolidate or merge with or into any other entity or convey or transfer the Company's properties and assets substantially as an entirety to any entity; or

(ii) institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a substantial part of the Company's property, or make any assignment for the benefit of creditors, or admit in writing the Company's inability to pay the Company's debts generally as they become due, or take corporate action in furtherance of any such action.

         (c) Place of Meetings. Regular or special meetings of the Board of Managers shall be held at any place within or without the State of New York, New Jersey or Illinois, which has been designated in the notice of the meeting, or, if not stated therein, as designated by resolution of the Board. In the absence of such designation, meetings shall be held at a principal executive office of the Company.

         (d) Annual Meetings. Not less than once each fiscal year on the dates and at the times published by the Board of Managers at the beginning of each fiscal year, the Board of Managers shall hold a regular meeting at the principal executive office of the company, or at any other place that has been designated by the Board of Managers, for the purpose of organization, and the transaction of other business. Notice of these meetings shall not be required unless the date, time or place of the meeting is changed.

         (e) Special Meetings. Special meetings of the Board of Managers for any purpose or purposes may be called at any time by the elected president of the Company, the designated secretary of the Company or by any two Managers upon twenty-four hours written or personal notice (confirmed by telecopy). Unless given personally, any such notice shall be addressed or delivered to each Manager at such Manager's address as it is shown upon the records of the Company or as may have been given to the Company by the Manager for the purposes of notice.

         (f) Quorum. All of the Managers constitutes a quorum of the Board of Managers for the transaction of business, except to adjourn as hereinafter provided. Every act or decision made by a greater than two-thirds majority of the Managers present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Managers, unless a greater number is required by law, by contract or hereunder. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Managers, if any action taken is approved by at least a majority of the required quorum for such meeting.

         (g) Participation in Meetings by Conference Telephone. Managers may participate in a meeting through the use of conference telephone or similar communications equipment, so long as all Managers participating in such meeting can hear one another. Such participation shall constitute presence in person at such meeting.

         (h) Waiver of Notice. Notice of a meeting need not be given to any Manager who signs a waiver of notice of a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Manager. All such waivers, consents or approvals shall be filed with the Company's records or made a part of the minutes of the meeting.

         (i) Adjournment. A majority of the Managers present, whether or not a quorum is present, may adjourn any Board of Managers meeting to another time and place. If a meeting is adjourned, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Managers that were not present at the time of adjournment.

         (j) Action Without Meeting. Any action required or permitted to be taken by the Board of Managers may be taken without a meeting and without prior notice if such number of Managers sufficient to approve such action pursuant to the Act or the terms of this agreement consent thereto in writing. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Managers.

         Section 4.5 Power to Bind Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as otherwise specifically provided herein, only the Managers and authorized officers of the Company (acting in their capacity as such) will have authority to bind the Company to any third party with respect to any matter.

         Section 4.6 Restrictions on the Power of the Managers. The Board of Managers will not have the authority to:

         (a) cause the Company to do any acts in violation of or in breach of any agreement entered into by the Company to the extent such acts are not expressly permitted by this Agreement;

         (b) take any action in contravention of the Act, the Certificate of Formation or this Agreement (each as may be amended, supplemented or otherwise modified and in effect from time to time);

         (c) to the fullest extent permitted by law, take any action that would make it impossible to carry on the ordinary business of the Company;

         (d) admit any Person as a member of the Company;

         (e) knowingly perform any act that would subject any Member to loss of limited liability in any jurisdiction; or

         (f) take any action to amend or modify the Certificate of Formation or this Agreement.

         Section 4.7 Obligations of the Managers. Subject to Section 4.4(b), as long as any Securities are outstanding and until all obligations of the Company pursuant to the Securitization Documents, the Transfer Agreements and the Service Provider Contracts have been satisfied, the Board of Managers will take all action that may be necessary or appropriate for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware (and each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Company to conduct the business in which it is engaged).

         (b) Each Manager will devote to the Company such time as he or she deems necessary to conduct the Company's business and affairs in an appropriate manner.

         (c) The Board of Managers will use their reasonable best efforts, in the conduct of the Company's activities and business, to put all Persons with whom the Company deals on notice that the Member is not liable for the Company's obligations and all agreements to which the Company is a party will include a statement to the effect that the Company is a limited liability company formed under the Act; provided, however, the failure to include such a statement in an agreement to which the Company is a party will not affect the Company's power and authority or authorization to enter into such agreement.

         (d) The Board of Managers will prepare or cause to be prepared and will file or cause to be filed on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Company. The Board of Managers will cause the Company to pay any taxes payable by the Company; provided, however, that the Managers will not be required to cause the Company to pay any tax so long as the Company is contesting in good faith and by appropriate legal proceedings the validity, applicability or amount thereof and such contest does not materially endanger any right or interest of the Company.

         (e) The Board of Managers will, from time to time, submit, or cause to be submitted, to any appropriate state securities administrator all documents, papers, statistics and reports required to be filed with or submitted to such state securities administrator.

         (f) The Board of Managers will use their best efforts to cause the Company to be formed, reformed, or qualified to engage in investment activities, or be registered under any applicable assumed or fictitious name statute or similar law in any state in which the Company then makes investments or transacts business, if such formation, reformation, qualification or registration is necessary or desirable in order to protect the limited liability of the Members or to permit the Company lawfully to own or make investments or transact business.

         Section 4.8 Liability of Managers. No person who is a Manager of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being a Manager of the Company.

         Section 4.9 Resignation. Any Manager may resign at any time upon written notice of resignation to the Member. Any resignation will be effective immediately unless a date certain is specified for it to take effect, in which event it will be effective upon such date, and acceptance of any resignation will not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

         Section 4.10 Removal of Managers. Any Manager may be removed, either for or without cause, by the Member who appointed him or her pursuant to
Section 4.3 hereof.

         Section 4.11 Filling of Vacancies. In the case of any increase in the number of Managers, or of any vacancy in the Board of Managers, the additional Manager will be appointed by the Member having the right to so appoint such Manager pursuant to Section 4.3 hereof.

         Section 4.12 Managers' Compensation. Any or all Managers may receive such reasonable compensation for their services, whether in the form of salary or otherwise, with expenses, if any, as the Board of Managers and the Members may from time to time determine.

         Section 4.13 Officers.

         (a) Appointment of Officers. The Board of Managers, by a greater than two-thirds majority, may from time to time appoint authorized officers of the Company who may, on behalf of the Company, execute agreements to which the Company is a party and any document or certificate to be delivered in connection herewith or pursuant hereto. The officers of the Company shall have such titles as determined by the Board of Managers. The officers shall serve at the pleasure of the Board of Managers, subject to all rights, if any, of an officer under any contract of employment or other agreement.

         (b) Powers. Each authorized officer will have the right and authority to take all actions specifically enumerated in the Certificate of Formation or this Agreement which may be taken by the Company or which the authorized officer otherwise deems necessary, useful or appropriate for the day-to-day management and conduct of the Company's business. All instruments, contracts, agreements and documents providing for the acquisition, mortgage or disposition of property of the Company will be valid and binding on the Company only if executed by an authorized officer of the Company.

         (c) Removal and Filling of Vacancy of Officers. Subject to the rights, if any, of an officer under a contract of employment, any officer may be removed, either with or without cause, by the Board of Managers at any time. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled only by the Board of Managers. The Board of Managers may at any time terminate or modify the authority of any agent.

         (d) Liability of Officers. No person who is an officer of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being an officer of the Company.

         Section 4.14 Tax Matters Partner. The Board of Managers shall designate a Member to serve as the "Tax Matters Partner" within the meaning of
Section 6231(a)(7) of the Code, and to manage administrative tax proceedings conducted at the Partnership level by the Internal Revenue Service with respect to Company income tax matters. If at any time such person is not eligible under the Code to serve, or refuses to serve, as the Tax Matters Partner, another Member shall be designated by the Board of Managers to serve as the Tax Matters Partner. The Tax Matters Partner is hereby authorized to and is specifically directed and authorized to take whatever steps the Tax Matters Partner in its discretion deems necessary or desirable to perfect such designation, including, without limitation, filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under Treasury Regulations. Without limiting the generality of the foregoing, the Tax Matters Partner shall only be permitted to make any income tax election on behalf of the Company (included those permitted to be made pursuant to Section 754) with the consent of a two-thirds majority of the Board of Managers. The Tax Matters Partner shall serve as Tax Matters Partner until its resignation or until the designation of its successor, whichever occurs sooner. The initial Tax Matters Partner shall be Claymore Group Inc.

         Section 4.15 Duty of Care of Managers and Officers. Except to the extent otherwise provided herein:

         (a) Each Manager and officer of the Company will, to the fullest extent permitted by law, including Section 18-1101(c) of the Act, discharge his or her duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the Manager reasonably believes to be in the best interests of the Company.

         (b) Each Manager and officer of the Company may rely on information or advice received from other persons if that reliance is consistent with the standard of care set forth in Section 4.15(a) above.

         Section 4.16 Appointment of Committees. The Board of Managers, by a resolution adopted by a greater than two-thirds majority, shall designate an audit committee and may designate one or more other committees, each of which, to the extent provided in such resolution, shall have and exercise all the powers and authority of the Board of Managers except as otherwise prohibited by law.



                                  ARTICLE V

                      CAPITAL STRUCTURE AND CONTRIBUTIONS

         Section 5.1 Capital Structure. Simultaneously with the execution and delivery of this Agreement, MacroMarkets LLC and Claymore Group Inc. will be admitted as the only members of the Company, each with a 50% Percentage Interest in the Company.

         Section 5.2 Capital Contributions. From time to time, the Board of Managers may determine that the Company requires capital and may request each Member to make contributions to the capital of the Company pro rata based on the Members' Percentage Interests or in an amount determined by the Board of Managers. Each Member may, but is not required to, make such additional capital contributions as it may determine in its sole discretion. A capital account will be maintained for each Member, to which contributions and profits will be credited and against which distributions and losses will be charged.

         Section 5.3 Capital Accounts. For each Member (and each permitted assignee), the Company shall establish and maintain a separate Capital Account. Each Member shall initially contribute $1.00, and its Capital Account shall be credited with such amount.

         Section 5.4 Additional Financing. Except as otherwise provided in this Article V, no Member shall be obligated or permitted to contribute any additional capital to the Company without the consent of the Board of Managers. No interest shall accrue on any contributions to the capital of the Company, and no Member shall have the right to withdraw or to be repaid any capital contributed by it or to receive any other payment in respect of its interest in the Company, including without limitation as a result of the withdrawal or resignation of such Member from the Company, except as specifically provided in this Agreement. The records of the Company shall be adjusted to reflect any additional contributions to the capital of the Company made pursuant to Section 5.2.



                                  ARTICLE VI

                       PROFITS AND LOSSES; DISTRIBUTIONS

Section 6.1 Basic Allocations. (a) Net Profits and Net Losses of the Company for any fiscal period shall be allocated among the Members in such proportions and in such amounts as may be necessary so that following such allocations, the Adjusted Capital Account balance of each Member equals such Member's then Target Balance.

         (b) If the amount of Net Profits or Net Losses allocable to the Members pursuant to Section 6.1(a) for a period is insufficient to allow the Adjusted Capital Account balance of each Member to equal such Member's Target Balance, such Net Profits or Net Losses shall be allocated among the Members in such a manner as to decrease the differences between the Members' respective Adjusted Capital Account balances and their respective Target Balances in proportion to such differences.

         (c) Allocations of Net Profits and Net Losses provided for in this
Section 6.1 shall generally be made as of the end of the fiscal year of the Company; provided, however, that allocations of items of Net Profits and Net Losses described in clause (vi) of the definition of "Net Profits" and "Net Losses" shall be made at the time deemed realized as described in the definition of "Capital Account."

         Section 6.2 Regulatory Allocations. Notwithstanding the provisions of
Section 6.1 above, the following allocations of Net Profits, Net Losses and items thereof shall be made in the following order of priority:

         (a) Items of income or gain (computed with the adjustments contained in paragraphs (i), (ii), (iii), (iv), (v) and (vi) of the definition of "Net Profits" and "Net Losses") for any taxable period shall be allocated to the Members in the manner and to the minimum extent required by the "minimum gain chargeback" provisions of Treasury Regulation Section 1.704-2(f) and Treasury Regulation Section 1.704-2(i)(4).

         (b) All "nonrecourse deductions" (as defined in Treasury Regulation
Section 1.704-2(b)(1)) of the Company for any year shall be allocated to the Members in accordance with their respective Percentage Interests; provided, however, that nonrecourse deductions attributable to "partner nonrecourse debt" (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated to the Members in accordance with the provisions of Treasury Regulation Section 1.704-2(i)(1).

         (c) Items of income or gain (computed with the adjustments contained in paragraphs (i), (ii), (iii), (iv), (v) and (vi) of the definition of "Net Profits" and "Net Losses") for any taxable period shall be allocated to the Members in the manner and to the extent required by the "qualified income offset" provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

         (d) In no event shall Net Losses of the Company be allocated to a Member if such allocation would cause or increase a negative balance in such Member's Capital Account (determined for purposes of this Section 5.02(d) only, by increasing the Member's Capital Account balance by the amount the Member is obligated to restore to the Company pursuant to Treasury Regulation
Section 1.704-1(b)(2)(ii)(c) and the amount the Member is deemed obligated to restore to the Company pursuant to Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5)) and decreasing it by the amounts specified in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4)(5) and (6).

         (e) Except as otherwise provided herein or as required by Code
Section 704, for tax purposes, all items of income, gain, loss, deduction or credit shall be allocated to the Members in the same manner as are Net Profits and Net Losses; provided, however, that if the Carrying Value of any property of the Company differs from its adjusted basis for tax purposes, then items of income, gain, loss, deduction or credit related to such property for tax purposes shall be allocated among the Members so as to take account of the variation between the adjusted basis of the property for tax purposes and its Carrying Value in the manner provided for under Code Section 704(c) using any permitted method as selected by the Board of Managers in their sole discretion.

         Section 6.3 Allocations Upon Transfer or Admission. In the event that a Member acquires an interest in the Company either by transfer from another Member or by acquisition from the Company, the Net Profits, Net Losses gross income, nonrecourse deductions and items thereof attributable to the interest so transferred or acquired shall be allocated among the Members based on a method chosen by the Board of Managers, in its sole discretion, which method shall comply with Section 706 of the Code and shall be binding on all Members. For purposes of determining the date on which the acquisition occurs, the Company may make use of any convention allowable under Section 706(d) of the Code.

         Section 6.4 Distributions. (a) From time to time, the Board of Managers will cause the Company to distribute any cash held by it which is not reasonably necessary for the operation of the Company or the performance of its obligations under the Securitization Documents, the Transfer Agreements and the Service Provider Contracts unless such distribution would violate
Section 18-607 or 18-804 of the Act or of any other applicable law. The distributions of the Company will be allocated to the Members in accordance with their Percentage Interests.

         (b) Net proceeds upon liquidation of the Company shall be distributed in accordance with Section 9.4.

         (c) The Board of Managers in their sole discretion may withhold and pay any taxes with respect to any Member, and any such taxes may be withheld from any distribution otherwise payable to such Member or, if no sufficiently large distribution is imminent, the Board of Managers may require the relevant Member to promptly reimburse the Company for the amount of such tax withheld and paid over by the Company. No such reimbursement will be considered a capital contribution for purposes of this Agreement. Taxes withheld on amounts directly or indirectly payable to the Company and taxes otherwise paid by the Company shall be treated for purposes of this Agreement as distributed to the appropriate Members and paid by the appropriate Members to the relevant taxing jurisdiction.



                                 ARTICLE VII

                            ACCOUNTING AND RECORDS

         Section 7.1 Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with such accounting procedures and principles as the Board of Managers may deem appropriate.

         Section 7.2 Delivery to Member and Inspection. Upon the request of any Member, the Board of Managers shall promptly deliver to the Member, or permit the Member to inspect during normal business hours, at the expense of the Company, any information which the Member may reasonably request.

         Section 7.3 Bank Accounts. The Board of Managers will maintain the funds of the Company in one or more separate bank accounts in the name of the Company, and shall not permit the funds of the Company to be co-mingled in any fashion with the funds of any other Person.



                                 ARTICLE VIII

                   EXCULPATION; LIABILITIES: INDEMNIFICATION

         Section 8.1 Exculpation. Notwithstanding any other provisions of this Agreement, whether express or implied, or obligation or duty at law or in equity, none of the Members, the Managers, or any officers, directors, stockholders, partners, employees, representatives or agents of any of the foregoing, nor any officer, employee, representative or agent of the Company or any of its Affiliates will, to the fullest extent permitted by law, be liable to the Company or any other Person for any act or omission (in relation to the Company, this Agreement, any related document or any transaction contemplated hereby or thereby) taken or omitted by such Person bound by this Agreement in the reasonable belief that such act or omission is in or not contrary to the best interests of the Company and is within the scope of authority granted to such Person by the Agreement, provided such act or omission does not constitute fraud, deceit, gross negligence, reckless or intentional misconduct or a knowing violation.

         Section 8.2 Liabilities: Indemnification. (a) Subject to Section 8.2(f), any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was a Member, Manager, officer, partner, trustee, employee, agent or legal representative of the Company (each, an "Indemnified Party"), will be indemnified and held harmless by the Company to the fullest extent legally permissible against all expenses, claims, damages, liabilities and losses (including without limitation, judgments, interest on judgments, fines, charges, costs, amounts paid in settlement, expenses and attorneys' fees incurred in investigating, preparing or defending any action, claim suit, inquiry, proceeding, investigation or any appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or commission), whether pending or merely threatened, whether or not any Indemnified Party is or may be a party thereto, including interest on any of the foregoing (collectively, "Damages") arising out of, or in connection with, the management or conduct of the business and affairs of the Company, except for any such Damages to the extent that they are found by a court of competent jurisdiction to have resulted from fraud, deceit, gross negligence, reckless or intentional misconduct or a knowing violation of the Indemnified Parties or willful violations of the express provisions hereof by the Indemnified Parties; provided, however, the foregoing shall not require the Company to indemnify and hold harmless any Person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such Person. The Indemnified Parties may consult with counsel and accountants with respect to the affairs of the Company and will be fully protected and justified, to the extent allowed by law, in acting, or failing to act, if such action or failure to act is in accordance with the advice or opinion of such counsel or accountants.

         (b) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the Person seeking indemnification did not act in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interest of the Company or its creditors, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such Person's conduct was unlawful. Entry of a judgment by consent as part of a settlement will not be deemed a final adjudication of liability for gross negligence or misconduct in the performance of duty, nor of any other issue or matter.

         (c) Subject to Section 8.2(f), unless the Board of Managers otherwise determines, in its sole discretion, expenses (including attorneys' fees and disbursements) incurred by an Indemnified Party in defending any civil, criminal, administrative or investigative action, suit or proceeding shall, to the fullest extent permitted by law, be paid by the Company in advance of the final disposition of such action, suit, proceeding or claim upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount if there shall be a final adjudication or determination that such Indemnified Party is not entitled to indemnification as provided herein; provided, however, that the foregoing shall not require the Company to advance amounts to any Indemnified Party in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such Indemnified Party. Expenses (including attorneys' fees and disbursements) incurred by other Indemnified Parties in defending in any civil, criminal, administrative or investigative action, suit, proceeding or claim shall be paid by the Company upon such terms and conditions, if any, as the Board of Managers deems appropriate.

         (d) To the fullest extent permitted by law, including Section 18-1101(c) of the Act, no Manager of the Company will be personally liable to the Company for monetary damages for any breach of fiduciary duty by such person as a Manager.

         (e) The indemnification and advancement of expenses provided by this
Section 8.2 will not be deemed exclusive of any other rights to which those seeking indemnification or advancement may by entitled under any agreement, vote of the Board of Managers or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and will continue as to a Person who has ceased to be a Manager, employee or agent and will inure to the benefit of the heirs, executors and administrators of such Person.

         (f) Any amounts payable by the Company in accordance with this
Section 8.2 will be payable solely to the extent of funds available therefor. The Company's obligations under this Section 8.2 will, to the fullest extent permitted by law, not constitute a claim against the Company to the extent that the Company does not have funds sufficient to make payment of such obligations. Any claim that an Indemnified Party may have at any time against the Company that it may seek to enforce hereunder will be subordinate to the payment in full (including post-petition interest, in the event that the Company becomes a debtor or debtor in possession in a case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect or otherwise subject to any insolvency, reorganization, liquidation, rehabilitation or other similar proceedings) of the claims of the holders of any Securities which are collateralized or secured by the assets of the Company and of claims (if any) of any Person to which Eligible Investments (or interests therein) have been transferred pursuant to any Transfer Agreement.

         Section 8.3 Amendments; Indemnification. The indemnities contained in
Section 8.2 will survive the resignation, removal or termination of any Indemnified Party or the termination of this Agreement. Any repeal or modification of this Article VIII will not adversely affect any rights of such Indemnified Party pursuant to this Article VIII, including the right to indemnification and to the advancement of expenses of an Indemnified Party existing at the time of such repeal or modifications with respect to any acts or omissions occurring prior to such repeal or modification.

         Section 8.4 Insurance. The Company shall have the power to purchase and maintain insurance on behalf of any Person who is or was a Manager, officer or agent of the Company against any liability asserted against such Person and incurred by such Person in any capacity, or arising out of such Person's status as an agent, whether or not the company would have the power to indemnify such Person against such liability under the provisions of
Section 8.2 or under applicable law.



                                  ARTICLE IX

                          DISSOLUTION AND WINDING UP

         Section 9.1 Dissolution of the Company. The Company will be dissolved upon any of the following events:

                   (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act;

                   (ii) the entry of a decree of judicial dissolution under the Act; or

                   (iii) the termination of the Company by the Board of Managers.

         Section 9.2 Certificate of Cancellation. As soon as possible following the occurrence of any of the events specified in Section 9.1, the Board of Managers (if the Board of Managers has not wrongfully dissolved the Company) or the Members, shall execute a Certificate of Cancellation in such form as shall be prescribed by the Act and file the Certificate of Cancellation as required by the Act.

         Section 9.3 Winding Up. Upon the occurrence of any event specified in
Section 9.1, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Board of Managers (if the Board of Managers has not wrongfully dissolved the Company) or the Members shall be responsible for overseeing the winding up and liquidation of Company, shall take full account of the liabilities of Company and its assets, shall cause its assets to be sold or distributed, and if sold, shall cause its assets to be sold as promptly as is consistent with obtaining the fair market value thereof, and shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Section 9.4. The Persons winding up the affairs of the Company shall give written notice of the commencement of winding up by mail to all known creditors and claimants whose addresses appear on the records of the Company.

         Section 9.4 Order of Payment of Liabilities Upon Dissolution. (a) After determining that all known debts and liabilities of the Company in the process of winding-up, including without limitation, debts and liabilities to any Member as a creditor of the Company and any Capital Contributions, have been paid or adequately provided for, the remaining assets will be distributed to the Members in proportion to, and to the extent of, their positive Capital Account balances (after such balances have been adjusted pursuant to Article V to reflect all debits and credits required by applicable Treasury Regulations under Section 704(b) of the Code for all events through and including the distribution in liquidation of the Company) in proportion to, and to the extent of, such positive balances. In the event that any part of such net assets consists of notes or accounts receivable or other noncash assets, the Board of Managers or liquidator may take whatever steps they deem appropriate to convert such assets into cash or into any other form which would facilitate the distribution thereof. If any assets of the Company are to be distributed in kind, such assets shall be distributed on the basis of their fair market value net of any liabilities.

         (b) A payment of a debt or liability, whether the whereabouts of the creditor is known or unknown, will be deemed adequately provided for if the payment has been provided for by either of the following means:

                   (i) payment thereof has been assumed or guaranteed in good faith by one or more financially responsible Persons or by the United States government or any agency thereof, and the provision, including the financial responsibility of the Person, was determined in good faith and with reasonable care by the Member or Board of Managers to be adequate at the time of any distribution of the assets pursuant to this Section; or

                   (ii) the amount of the debt or liability has been deposited in an account for the benefit of the creditor.


This Section 9.4 shall not prescribe the exclusive means of making adequate provision for debts and liabilities.

                                  ARTICLE X

                                 MISCELLANEOUS

         Section 10.1 Amendments. Except as provided in Section 2.1 with respect to amendments required by law, this Agreement and the Certificate of Formation may be amended only in writing by Members holding at least a greater than two-thirds majority of the Percentage Interests. An amendment will become effective as of the date specified in the approval of the Members, or if none is specified, as of the date of such approval or as otherwise provided in the Act.

         Section 10.2 Assignments; Additional Members. (a) No Member may sell, assign or transfer in whole or in part its Percentage Interest without the consent of the other Member. If the other Member so consents, then upon the assignment by the Member of all of its limited liability company interest in the Company pursuant to this Section 10.2, the assignee will be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission will be deemed effective immediately prior to the assignment and, immediately following such admission, the assignor Member will cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to a Member by merger or consolidation in compliance with this Agreement will, without any further act, be the Member hereunder, and such merger or consolidation will not constitute an assignment for purposes of this Agreement and the Company will continue without dissolution.

         (b) One or more additional members of the Company may be admitted to the Company only upon the unanimous consent of the Members.

         (c) Notwithstanding the provisions of Section 10.2(a), no Transfer of the interest of a Member, or any portion thereof, shall be made if the Company is advised by counsel that such Transfer (i) may require registration under the Securities Act, (ii) may result in the violation of any applicable state securities laws, (iii) unless approved by the Board of Managers, may result in a termination of the Company under Section 708 of the Code, (iv) may result in the treatment of the Company as an association taxable as a corporation or as a "publicly-traded limited partnership" for federal, state or local tax purposes, (v) may require the Company to register as an "investment company" under applicable state or federal laws or to modify the particular exemption from such registration on which any such entity has elected to rely, or (vi) may violate or result in the breach of the provisions of any agreement between the Company and a third party or of then applicable rules and regulations of any governmental authority having jurisdiction over such Transfer. In connection with any such Transfer, the Transferring Member shall provide the Company with sufficient information to allow counsel for the Company to make a determination that the proposed Transfer will not result in any of the consequences referred to in clauses (i) to (vi) of the preceding sentence.

         Section 10.3 Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement will be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms will be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and will in no way affect the validity or enforceability of the other provisions of this Agreement.

         Section 10.4 Successors and Assigns. All covenants and agreements contained herein will be binding upon, and inure to the benefit of, the Member and its successors and permitted assigns, all as herein provided.

         Section 10.5 Limited Liability Company. The Members intend to form a limited liability company and do not intend to form a partnership under the laws of the State of Delaware or any other laws.

         Section 10.6 Benefits of Agreement; No Third-Party Rights. None of the provisions of this Agreement (including Section 5.2) will be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member. Nothing in this Agreement will be deemed to create any right in any Person (other than the Indemnified Parties) not a party hereto, and this Agreement will not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

         Section 10.7 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and will not define or limit any of the terms or provisions hereof.

         Section 10.8 Governing Law. THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

         Section 10.9 Counterparts. This Agreement may be executed in counterparts, each of which when so executed will be an original, but all of which together will constitute one and the same agreement.

         IN WITNESS WHEREOF, the undersigned Members have duly executed this Agreement as of this 1st day of October, 2006.


                           By: MACROMARKETS LLC,
                               as Member


                           By: /s/  Samuel Masucci, III
                               --------------------------------
                               Name:    Samuel Masucci, III
                               Title:   Chief Executive Officer


                           By: CLAYMORE GROUP INC.,
                               as Member


                           By: /s/  Nicholas Dalmaso
                               ------------------------------
                               Name:    Nicholas Dalmaso
                               Title:   General Counsel

                                                                      EXHIBIT A



                           CERTIFICATE OF FORMATION
                    filed with Delaware Secretary of State


              Filed as Exhibit 3.1 to this Registration Statement
















                                     A-1